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                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-33975 of our report dated January 12, 1998 relating to the statements of financial condition of Demeter Management Corporation as of November 30, 1997 and December 31, 1996 appearing in the Supplement to Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Supplement.

/s/ Deloitte & Touche LLP

New York, New York

June 22, 1998